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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(b)(2)
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                13-4941247
(Jurisdiction of Incorporation or                       (I.R.S. Employer
organization if not a U.S. national bank)               Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                       10006
(Address of principal                                    (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

ACCEPTANCE INSURANCE COMPANIES INC.         AICI CAPITAL  TRUST
(Exact name of obligor                      (Exact name of Co-Registrant
as specified in its charter)                as specified in its charter)



DELAWARE          31-074296              DELAWARE          Applied for
(State or other  (I.R.S. employer        (State or other   (I.R.S. employer
Incorporation    Identification no.)     jurisdiction of    Identification No.)
                                         incorporation or
                                         organization)

222 S. 15th Street, Suite 600 North      c/o ACCEPTANCE INSURANCE COMPANIES INC.

Omaha Nebraska 68102                     222 S. 15th Street, Suite 600 North
(Address, including zip code             Omaha Nebraska 68102
 of principal executive offices)         (Address, including zip code of
                                         principal executive offices)


             Debt Securities of Acceptance Insurance Companies Inc.
                   Preferred Securities of AICI Captial Trust
            Guarantee of Preferred Securities of AICI Captial Trust
                     by Acceptance Insurance Companies Inc.
                       (Title of the indenture securities)

Item 1. General Information.
                  Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

     Name                                          Address

     Federal Reserve Bank (2nd District)           New York, NY
     Federal Deposit Insurance Corporation         Washington, D.C.
     New York State Banking Department             Albany, NY

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2. Affiliations with Obligor.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

Item 3. -15. Not Applicable

Item 16. List of Exhibits.

   Exhibit 1 - Restated Organization Certificate of Bankers Trust
               Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

   Exhibit 2 - Certificate of Authority to commence  business -
               Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


   Exhibit 3 - Authorization  of  the  Trustee  to  exercise
               corporate  trust  powers -  Incorporated  herein by  reference to
               Exhibit  2  filed  with  Form  T-1  Statement,  Registration  No.
               33-21047.

   Exhibit 4 - Existing  By-Laws of Bankers Trust  Company,  as
               amended on February 18, 1997, Incorporated herein by reference to
               Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

   Exhibit 5 - Not applicable.

   Exhibit 6 - Consent of Bankers  Trust  Company  required  by
               Section 321(b) of the Act. - Incorporated  herein by reference to
               Exhibit  4  filed  with  Form  T-1  Statement,  Registration  No.
               22-18864.

  Exhibit  7 - A copy of the  latest  report of  condition  of
               Bankers Trust Company dated as of March 31, 1997.

   Exhibit 8 - Not Applicable.

   Exhibit 9 - Not Applicable.


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of June, 1997.


                                  BANKERS TRUST COMPANY



                                  By:  _______________________________
                                           Matthew Seeley
                                           Vice President



                                    SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of June, 1997.


                            BANKERS TRUST COMPANY



                                 By:      s/Matthew Seeley/s
                                          Matthew Seeley
                                          Vice President

                                                                       FFIEC 031

Legal Title of Bank: Bankers Trust Company  Call Date:   3/31/97 ST-BK: 36-4840
Address:             130 Liberty Street     Vendor ID: D         CERT:  00623


City, State    ZIP:  New York, NY  10006
FDIC Certificate No.:  0 0 6 2 3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet




                                                                                                                C400
                                                                     Dollar Amounts in Thousands     RCFD  Bil Mil Thou

ASSETS
  1              Cash and balances due from depository institutions (from Schedule RC-A):
         a ...   Noninterest-bearing balances and currency and coin(1) ............................ 0081   1,589,000  1.a.
         b ...   Interest-bearing balances(2) ..................................................... 0071   2,734,000  1.b.
  2  Securities:
         a ...   Held-to-maturity securities (from Schedule RC-B, column A) ....................... 1754       0      2.a
         b ...   Available-for-sale securities (from Schedule RC-B, column D) ..................... 1773   4,433,000  2.b.
  3 Federal funds sold and securities purchased under agreements to resell                          1350   26,490,000 3
  4              Loans and lease financing receivables:
        a ....   Loans and leases, net of unearned income (from Schedule RC-C) ................RCFD 2122   15,941,000 4.a
        b ....   LESS:  Allowance for loan and lease losses ...................................RCFD 3123      708,000 4.b
        c ....   LESS:  Allocated transfer risk reserve........................................RCFD 3128         0    4.c
        d ....   Loans and leases, net of unearned income,
                 allowance, and reserve (item 4.a minus 4.b and 4.c)..............................  2125   15,233,000 4.d
  5     Assets held in trading accounts ..........................................................  3545   38,115,000 5.
  6     Premises and fixed assets (including capitalized leases) .................................  2145   924,000    6.
  7     Other real estate owned (from Schedule RC-M) .............................................  2150   188,000    7.
  8     Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M)......................................................................  2130   175,000    8.
  9     Customers' liability to this bank on acceptances outstanding .............................  2155   618,000    9.
 10     Intangible assets (from Schedule RC-M) ...................................................  2143   17,000     10.
 11     Other assets (from Schedule RC-F) ........................................................  2160   4,424,000  11.
 12     Total assets (sum of items 1 through 11) .................................................  2170   94,940,000 12.
 13.    Deposits
         a.   In domestic offices (sum of totals of columns
              A and C from Schedule RC-E, part I)............................................  RCON 2200   14,450,000 13.a.
              (1)   Noninterest-bearing(1) ..................................................  RCON 6631    2,917,000 13.a.(1)
              (2)  Interest-bearing ...........................................................RCON 6636   11,533,000 13.a.(2)
         b.   In foreign offices, Edge and Agreement subsidiaries,
              and IBFs (from Schedule RC-E part II)............................................RCFN 2200   23,456,000 13.b.
              (1)   Noninterest-bearing .......................................................RCFN 6631    1,062,000 13.b.(1)
              (2)   Interest-bearing ..........................................................RCFN 6636   22,394,000 13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase              RCFD 2800   15,195,000 14
15.    a.   Demand notes issued to the U.S. Treasury ..........................................RCON 2840        0     15.a.
       b.   Trading liabilities (from Schedule RC-D).........................................  RCFD 3548   18,911,000 15.b.
16.    Other borrowed money: (includes mortgage indebtedness nd obligations under capitalized leases):
       a.   With original maturity of one year or less ........................................RCFD 2332    7,701,000 16.a.
       b.   With original maturity of more than one year ......................................RCFD 2333    4,438,000 16.b.
17.    Not applicable                                                                                                 17.
18.    Bank's liability on acceptances executed and outstanding ...............................RCFD 2920      618,000 18.
19.    Subordinated notes and debentures ......................................................RCFD 3200    1,226,000 19.
20.    Other liabilities (from Schedule RC-G) ................................................ RCFD 2930    3,971,000 20.
21.    Total liabilities (sum of items 13 through 20) .........................................RCFD 2948   89,966,000 21.
22.    Not applicable                                                                                                 22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus ..........................................RCFD 3838      600,000 23.
24.    Common stock ...........................................................................RCFD 3230    1,002,000 24.
25.    Surplus (exclude all surplus related to preferred stock) .............................. RCFD 3839      540,000 25.
26.    a.   Undivided profits and capital reserves ............................................RCFD 3632    3,241,000 26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities ............RCFD 8434  (    31,000)26.b.
27.    Cumulative foreign currency translation adjustments ....................................RCFD 3284  (   378,000)27.
28.    Total equity capital (sum of items 23 through 27) ......................................RCFD 3210    4,974,000 28.
29.    Total liabilities, limited-life preferred stock, and equity capital
       (sum of items 21, 22, and 28) ..........................................................RCFD 3300   94,940,000 29



(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.



Memorandum
To be reported only with the March Report of Condition.

 1. Indicate in the box at the right the
    number of the statement  below that
    best describes the most comprehensive
    level of auditing work performed for
    the bank by independent external                             Number
    auditors as of any date during 1996..........   RCFD 6724      1      M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

------------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.


                               State of New York

                               Banking Department


     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to
$1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 21st day of March in
                                    the Year of our Lord one thousand nine
                                    hundred and ninety-six.



                                                     Peter M. Philbin
                                               Deputy Superintendent of Banks


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1. The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of Mrch, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                                 James T. Byrne, Jr.

                                                 James T. Byrne, Jr.
                                                 Managing Director


                                                 Lea Lahtinen

                                                 Lea Lahtinen
                                                 Assistant Secretary

State of New York         )
                          )  ss:
County of New York        )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                 Lea Lahtinen
                                                 ------------
                                                 Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


    Sandra L. West
-----------------------
    Notary Public


            SANDRA L. WEST                 Counterpart filed in the
         Notary Public State               Office of the Superintendent of
             of New York                   Banks, State of New York,
            No. 31-4942101                 This 21st day of March, 1996
           Qualified in New
             York County
          Commission Expires
          September 19, 1996